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                                                                    EXHIBIT 10.1

                                AGREEMENT FOR THE

                           PURCHASE OF CORPORATE STOCK

Agreement made this 18th day of May, 2000, between ISA Internationale, Inc. (the "Seller"), whose address is 1601 Professional Plaza, Suite 100, Burnsville, MN 55337, and Ronald G. Wolfbauer ("Purchaser" or "Buyer"), whose principal office is at 1750 Yankee Doodle Road, Suite 200, Eagan, MN 55121.

Whereas:

The Seller owns all of the issued and outstanding shares of International Strategic Assets, Inc., whose address is 1750 Yankee Doodle Road, Suite 202, Eagan, MN 55121 (the "Company").

Ronald G. Wolfbauer is an individual residing and doing business within the State of Minnesota.

The Seller desires to sell and the Purchaser desires to buy such shares on the terms herein stated.

NOW, therefore, the parties agree as follows:

                                    ARTICLE I

                              PLAN OF SALE OF STOCK

         SECTION 1.1 SALE OF SHARES. The Seller shall sell and transfer to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, 4,286 shares (42.86% of the outstanding shares of the Company, consisting of 10,000.00 of common shares, without par value), which shares the Seller now owns.

         SECTION 1.2 PURCHASE PRICE. The purchase price for all of such shares is Seventy-Five Thousand and Five Dollars ($75,005.00) which the Purchaser shall pay to the Seller by certified or bank cashier's check at closing.

         SECTION 1.3 CLOSING. The closing of the sale shall take place at the offices of Winthrop and Weinstein, or such other place designated by the parties in writing on May 19, 2000 (the closing date). At the closing, Seller shall deliver to the Buyer:

         (1) Certificates for the shares in negotiable form, with any requisite transfer stamps attached, free and clear of all encumbrances.

         (2) Resignations, effective as of the Closing Date, of all directors and officers of the Company requested by Buyer.

         (3)      The minutes of the Company (one set dated May 19, 2000).

         (4)      All keys to all locks on the rented premises.

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         (5)      The keys to the safety deposit box.

         (6) A list of all bank accounts into which the Company's funds have been deposited.

         (7) Copies of all income tax returns filed by the Company since its inception, and copies of all employment tax returns for the years 1999-2000.

Upon such delivery, the Buyer shall deliver to Seller a certified or bank cashier's check, payable to the order of such Seller, for the cash portion of the purchase.

         It is agreed that for all purposes under this agreement, time is of the essence.

         SECTION 1.4 REDEMPTION OF REMAINING STOCK. Immediately after closing, the Seller and Purchaser shall both insure that the Company will redeem the remaining 5,714 shares of Seller in the Company for the price of $17.50 per share (totaling $99,995). The Company and the Purchaser shall provide reasonable evidence of good funds available for such redemption. After the redemption, Seller shall own no shares of stock in the Company, and Purchaser shall own all of the issued and outstanding shares, which will then be 4,286 shares.

         SECTION 1.5 FURTHER ASSURANCES. From time to time, on and after the Closing Date, as and when requested by Purchaser or its successors or assigns, the proper officers and directors of the Company immediately before the Closing Date, or other proper officers or directors shall execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as Purchaser or his respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Company title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to reasonably carry out fully the provisions and purposes of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to, and agrees with, Purchaser as of the date hereof and, except only as otherwise specifically provided herein, as of the Closing Date as if made and agreed on said date:

         SECTION 2.1 ORGANIZATION. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged. The copies of its Articles of Incorporation delivered to Purchaser are true and correct. The Corporation has not adopted any bylaws.

         SECTION 2.2 CAPITALIZATION. The Company is authorized to issue only 5,000,000 shares of Company Common Stock of no par value. No other shares of stock, common, preferred, or otherwise, are authorized. As of the date hereof, there are 10,000 shares of Company Common Stock issued and outstanding (the "Outstanding Common Shares"). The


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Outstanding Common Shares are all owned by Seller. All of the Outstanding Common
Shares have been fully paid, have been validly issued, and are non-assessable. Holders of the Outstanding Common Shares do not have preemptive rights.

         The Company does not have outstanding any options or warrants to purchase, or contracts to issue, or contracts or any other rights entitling anyone to acquire shares of its capital stock of any class or kind, or securities convertible into such shares.

         The Company does not have in effect any stock purchase plan.

         At the Closing, the Seller shall have good and marketable title to the outstanding Common Stock, free and clear of all claims, liens and encumbrances.

         SECTION 2.3 SUBSIDIARIES, ETC. The Company has no equity interest in any corporation, partnership, joint venture or other entity.

         SECTION 2.4 BUSINESS QUALIFICATION. The Company does not do business in any state other than the State of Minnesota.

         SECTION 2.5 FINANCIAL STATEMENTS.

         2.5.1 The Seller has delivered to Purchaser copies of the unaudited balance sheets of the Company as of December 31, 1998, and December 31, 1999 and the unaudited statements of income and retained earnings of the Company for the fiscal years ending on said dates (the "Annual Statements"), and the Balance Sheet of the Company as of March 31, 2000, and the statements of income and retained earnings of the Company for the fiscal period ending on said date compiled by the Company (the "Interim Statements").

         The Annual Statements are true, complete and correct and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Annual Statements fairly present the financial condition and assets and liabilities, whether accrued, absolute, contingent or otherwise, as of the dates indicated and the results of operation of the Company for the periods then ended.

         The Interim Statements are true, complete and correct, have been prepared in accordance with generally accepted accounting principles, consistently followed (subject, however, to normal year-end adjustments, none of which will be materially adverse, and to the absence of footnotes), and fairly and accurately present the financial condition and assets and liabilities, whether accrued, absolute, contingent or otherwise, of the Company as of the dates indicated and the results of operations of the Company for the periods then ended.

         SECTION 2.6 LITIGATION. There are no legal, administrative, arbitration or other proceedings or claims pending or, to the best knowledge of the Seller, threatened against the Company, nor is the Company subject to any existing judgments. The Company is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.


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         SECTION 2.7 INSURANCE. The Company has not received any notice of cancellation with respect to any insurance policy of the Company. All premiums due under each insurance policy of the Company have been paid in full. The Company has timely filed all claims or timely notified insurance carriers of events or circumstances giving rise to any claims under such policies.

         SECTION 2.8 AUTHORITY RELATIVE TO AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement are within the legal capacity and power of the Seller, have been duly authorized by all requisite corporate action on the part of the Seller; require the approval or consent of no other persons, entities or agencies, and will neither violate nor constitute a default under, nor create a lien or breach under, nor result in the acceleration of performance or right to accelerate performance under (whether or not after the giving of notice or lapse of time or both), the terms of the articles of incorporation and by-laws of the Company or of any agreement, obligation or commitment binding upon the Company.

         This Agreement is a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

         SECTION 2.9 TAXES. All tax and information returns required to have been filed by the Company have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company ("Tax Liabilities") required to be paid on or before the date hereof have been paid. Such returns were correct as filed. No assessments or additional Tax Liabilities have been proposed or threatened against the Company or any of its assets, and the Company has not executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities.

         The Balance Sheet included in the Interim Statement includes full and adequate provision for (i) all Tax Liabilities incurred or accrued as of the date of said Statement, and (ii) any and all Tax Liabilities which may hereafter be assessed or imposed on the Company with respect to time periods ending on or before the date of said Balance Sheet. Since the date of said Balance Sheet, and through the Closing Date, the Company has not incurred and will not incur any Tax Liabilities other than in the ordinary course of business and not in excess of amounts incurred in the ordinary course in prior periods.

         The federal tax returns and state tax returns of the Company have never been audited or examined by the Internal Revenue Service. There are no pending investigations of the Company or its tax returns by any federal, state or local taxing authority, no federal, state or local tax liens upon any of the Company's assets, and no presently effective extensions to the limitation periods for the imposition of tax liabilities against the Company for any of its open taxable years.

         No consent under Section 341(f) of the Internal Revenue Code has been filed with respect to any property or assets held, acquired or to be acquired by the Company. There is no tax-


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sharing agreement which will require any payment by the Company after the date of this Agreement. The Company has never been an "S" corporation.

         SECTION 2.10 ASSET SALES. The Company has not, except for sales of inventory in the ordinary course of business, sold, transferred or distributed any significant portion of its assets during the two-year period preceding the date hereof nor has the Company taken any other action which would preclude the Purchaser from making an election under Section 338 of the Internal Revenue Code.

         SECTION 2.11 FULL DISCLOSURE. No representation or warranty made by the Seller under or in connection with this Agreement, no certification furnished or to be furnished to Purchaser pursuant to this Agreement, and no agreements, instruments or documents delivered by the Company to Purchaser or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company has disclosed to Purchaser all material facts relating to the Company, its business, assets and prospects, including without limitation all facts which might result in an adverse effect thereon.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

         SECTION 3.1 STATUS. Purchaser is an individual domiciled and resident of the United States, and is a citizen of the United States of America.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

         SECTION 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by Purchaser during the period commencing on the date hereof and ending at the Closing Date or as contemplated by this Agreement, the Company will carry on its business diligently and in the ordinary course and use its best efforts to preserve its present business organization intact, keep available the services of its present employees and executive officers and preserve its present relationships with persons having business dealings with it. It will take no corporate action which would require either a meeting of directors or shareholders.

         SECTION 4.2 BEST EFFORTS. The Company shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the closing to be fulfilled and satisfied by it, (b) to cause to be performed all of the matters required of it at or prior to the Closing and (c) to achieve full compliance with all applicable General Laws. The Company shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing) true and correct on all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.


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         SECTION 4.3 SECTION 338 ELECTION. The Seller and the Company shall take all reasonable steps necessary for the Purchaser to be able to make an election under Section 338 of the Internal Revenue Code, should he so desire, and shall omit from taking any action which will preclude such accounting and/or tax treatment.

                                    ARTICLE V

                       PURCHASER SHARES AND REGISTRATIONS

         SECTION 5.1 SHARES NOT REGISTERED; INVESTMENT INTENT. The Seller's Common Shares to be sold at closing, have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws. Such Common Shares have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act. The Common Shares may not be transferred or resold without (i) registration under the Securities Act or any applicable state securities laws, or (ii) an exemption from registration requirements of the Securities Act and applicable state or securities laws.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under this Agreement to consummate the Purchase shall be subject to the satisfaction, or to the waiver by him on or before the Closing Date, of the following conditions:

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

         SECTION 6.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it or them prior to or on the Closing Date.

         SECTION 6.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect Purchaser's ownership of the Company; no suit, action, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Purchaser, or the Company, which challenges the validity or legality, or seeks to restrain the consummation of the transactions contemplated hereby or which seeks to limit or otherwise affect Purchaser's ownership of the Company; and no written advice shall have been received by Purchaser, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the


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Sale is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Sale or limit or otherwise affect Purchaser's ownership of the Company.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF THE SELLER

         The obligations of the Company under this Agreement to consummate the Sale shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 12.2 hereof, on or before the Closing Date of the following conditions:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date as if made on the Closing Date.

         SECTION 7.2 PERFORMANCE OF COVENANTS. Purchaser shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         SECTION 7.3 NO GOVERNMENTAL OR OTHER PROCEEDINGS OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or affect Purchaser's ownership of the Company; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Purchaser, Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or which seeks to limit or otherwise affect Purchaser's ownership of the Company and no written advice shall have been received by Purchaser, the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Sale is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Sale or limit or otherwise affect Purchaser's ownership of the Company.

         SECTION 7.4 CLOSING DOCUMENTATION. The Seller shall have received such additional documentation at the Closing as the Seller and its counsel may reasonably require to evidence compliance by Purchaser with all of his obligations under this Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 AMENDMENT AND MODIFICATION. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of Purchaser and the Board of Directors of the Seller, or by their respective officers duly authorized by such Boards of Directors, by an appropriate written instrument executed at any time prior to the Closing Date; provided,


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however, that the percentage the corporate Stock being redeemed may not be increased, nor may the amount per share of the stock being redeemed be greater than the amount per share being paid for the stock being purchased.

         SECTION 8.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, Purchaser and Seller (by action of its Board of Directors, or its respective officers duly authorized by its Board of Directors), by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants, or waive any of the conditions of its obligations, contained herein. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. The representations and warranties of Purchaser and Seller contained herein or in any document furnished pursuant hereto shall survive the Sale.

         SECTION 8.4 NO THIRD PARTY RIGHTS. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than Purchaser, and Seller, any rights or remedies under or by reason of this Agreement.

         SECTION 8.5 CONFIDENTIALITY. Purchaser and the Seller shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Sale.

         SECTION 8.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                  (a)      If to the Seller:

                  Mr. Gerald Durand, CEO, ISA International, Inc., 1601 Professional Plaza, Suite 100, Burnsville, MN 55337.

                  with a copy to:
                  ____________________________

                  ____________________________

                  ____________________________

         or to such other person as to the Company shall designate in writing, such writing to be delivered to Purchaser in the manner provided in this Section 12.6; and


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                  (b)      If to Purchaser:

         Mr. Ronald G. Wolfbauer, 1750 Yankee Doodle Road, Suite 200, Eagan, MN 55121.

                  with a copy to:

         Kenneth E. Keate, Esq., Keate Law Office, P.A., 1102 Grand Avenue, Saint Paul, MN 55105.

         or to such other person as Purchaser shall designate in writing, such writing to be delivered to the Company in the manner provided in this
         Section 12.6.

         SECTION 8.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Purchaser may assign this Agreement to a corporation to be formed by him.

         SECTION 8.8 GOVERNING LAWS. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

         SECTION 8.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.10 HEADINGS AND REFERENCES. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

         SECTION 8.11 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto and the Purchaser Disclosure Letter and the documents referred to herein, all of which form a part hereof) and the confidentiality agreements delivered by Purchaser and the Company to each other contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 8.12 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants. It is understood and agreed that if the Sale is consummated as contemplated hereby, the expenses incurred by the Company and its


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shareholders shall be the responsibility of the Seller, and shall not be borne by the Surviving Corporation.

         SECTION 8.13 PUBLICITY. Except as otherwise required by law or the rules of the National Association of Securities Dealers, Inc., or the Securities and Exchange Commission, so long as this Agreement is in effect, neither Purchaser nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 19th day of May, 2000.

                                          PURCHASER

                                                   /s/ Ronald G. Wolfbauer
                                          --------------------------------------
                                          Ronald G. Wolfbauer

                                          SELLER:  ISA International, Inc.

                                          By:      /s/ Gerald Durand
                                          --------------------------------------
                                          Gerard Durand, its CEO


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